UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

THIRD HARMONIC BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41498	83-4553503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 210
San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (209) 727-2457

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	THRD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2024, Third Harmonic Bio, Inc. (the “Company”), announced the appointment of Christopher M. Murphy, age 40, as the Company’s Chief Financial and Business Officer and principal financial officer, effective as of January 4, 2024.

Prior to joining the Company, Mr. Murphy held positions of increasing responsibility at Horizon Therapeutics PLC (“Horizon”) from March 2014 to May 2020, serving most recently as Group Vice President, Commercial Operations and Analytics from June 2018 to May 2020, serving as Vice President of Business Development from March 2014 to November 2015, Group Vice President of Corporate Development from November 2015 to October 2017, Group Vice President of Operations, Inflammation Business Unit from October 2017 to June 2018, and most recently as Group Vice President, Commercial Operations and Analytics from June 2018 to May 2020. Prior to Horizon, Mr. Murphy held positions of increasing responsibility in the Life Sciences Investment Banking Group at JMP Securities LLC (“JMP”) from July 2008 to March 2014, serving most recently as a Director from February 2014 to March 2014. Prior to JMP, Mr. Murphy served as a Consultant in the Litigation and Investigation Group of Navigant Consulting, Inc. from July 2006 to June 2008. Mr. Murphy holds a B.B.A. in Finance from the University of Notre Dame.

There is no arrangement or understanding between Mr. Murphy and any other persons, pursuant to which Mr. Murphy was selected as an officer, no family relationships among any of the Company’s directors or executive officers and Mr. Murphy, and Mr. Murphy does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial and Business Officer, Mr. Murphy and the Company entered into an Offer Letter (the “Offer Letter”), which includes the following terms: (i) an initial annual base salary of $495,000 per year (the “Initial Base Salary”); (ii) an annual discretionary bonus of up to 40% of the Initial Base Salary; and (iii) an option to purchase 410,000 shares of the Company’s common stock, par value $0.0001 per share.

Mr. Murphy has also entered into the Company’s standard form of Indemnity Agreement and Change in Control and Severance Agreement. The forms of the Indemnity Agreement and Change in Control and Severance Agreement were previously filed by the Company as Exhibits 10.1 and 10.12, respectively, to the Company’s Registration Statement on Form S-1, filed with the SEC on September 8, 2022, and are incorporated by reference herein.

The foregoing descriptions of the Offer Letter, Indemnity Agreement and Change in Control and Severance Agreement are qualified in their entirety by reference to the full text of the Offer Letter, Indemnity Agreement and the Change in Control and Severance Agreement, respectively. The Offer Letter will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 7.01 Regulation FD Disclosure.

On January 4, 2024, the Company issued a press release announcing the appointment of Mr. Murphy as Chief Financial and Business Officer of the Company and providing a general business update. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company is furnishing its corporate presentation, which it intends to use in conferences and meetings. The full copy of the Company’s corporate presentation is filed as Exhibit 99.2 hereto. The corporate presentation will also be available on the Company’s website in the Investors & Media section at https://ir.thirdharmonicbio.com.

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1934, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Third Harmonic Bio, Inc. dated January 4, 2024

99.2	Corporate Presenation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD HARMONIC BIO, INC.

Date: January 4, 2024	By:	/s/ Natalie Holles
Natalie Holles Chief Executive Officer